Exhibit 5.1

Form of opinion of Jaffe, Raitt, Heuer & Weiss, Professional Corporation

[Date]

Talmer Bancorp, Inc.

2301 West Big Beaver Road, Suite 525

Troy, Michigan 48084

Re:    Talmer Bancorp, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Talmer Bancorp, Inc., a Michigan corporation (the “Company”), in connection with the Registration Statement on Form S-1, File No: 333-               (as amended or supplemented, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the offer and sale of up to        shares of the Company’s Class A Voting Common Stock, par value $1.00 per share (the “Common Stock”), which includes up to        shares of Common Stock to be issued and sold by the Company (the “Primary Shares”), and up to        shares of the Common Stock to be offered and sold by certain selling shareholders named in the Registration Statement (the “Selling Shareholders”), including        shares subject to the underwriters’ over-allotment option described in the Registration Statement (the “Secondary Shares”, and together with the Primary Shares, the “Shares”).

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement (including the exhibits to it), (ii) the Company’s Articles of Incorporation, as amended, certified by the Michigan Department of Licensing and Regulatory Affairs (“MDLRA”) (iii) the Third Amended and Restated Bylaws of the Company, (iv) certain resolutions of the Company’s Board of Directors, (v) the form of underwriting agreement between the Company, the Selling Shareholders and the underwriters named therein, which will be attached as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), (vi) an officer’s certificate from the Company regarding certain matters related to the issuance and sale of the Shares, (vii) a good standing certificate for the Company issued by the MDLRA on                       , 20    , (viii) the form of physical stock certificates representing the Shares to be issued by the Company pursuant to the Underwriting Agreement, and (ix) such other documents and corporate records relating to the Company, and the issuance and sale of the Shares as we have deemed appropriate.

In rendering our opinion, we have assumed, without independent verification, the following (i) the genuineness of the signatures of all persons signing documents we have reviewed; (ii) the authority of all persons signing documents we have reviewed other than those persons signing them on behalf of the Company; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; (v) the legal capacity of all natural persons; (vi) that the physical stock certificates representing the Primary Shares to be issued by the Company under the

Registration Statement will be signed by the president and secretary of the Company and will otherwise be completed and delivered in the form provided to us, except that all blank spaces will be properly completed; and (vii) the Underwriting Agreement will be signed by applicable parties and delivered in exactly the form provided to us, except that all blank spaces and missing exhibits and schedules, if any, will be properly completed and attached. In addition, we have assumed that the certificates representing the Primary Shares will be duly executed and delivered. As to any facts material to the opinions expressed in this letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated in this letter, we are of the opinion that: (i) the Primary Shares have been duly authorized and when the Registration Statement has been declared effective by the Commission and the Primary Shares have been issued and delivered against payment therefore in accordance with the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable, and (ii) the Secondary Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We are attorneys admitted to practice in the State of Michigan.  Accordingly, we express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of Michigan.

Our opinions are limited to matters expressly set forth in this letter, and no opinion is to be inferred or implied beyond the matters expressly so stated.  Our opinions are rendered only as of the date of this letter and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that occur after the date of this letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations promulgated thereunder by the Commission.